Exhibit 99.1

WeedHire International (formerly AnythingIT, Inc) Announces New Trading Symbol: WDHR

Fair Lawn, NJ November 18, 2014 – WeedHire International (OTCBB: WDHR) (formerly OTCBB:ANYI) today announced that, effective immediately, the company will trade on the OTCQB exchange under the trading symbol WDHR.

WeedHire.com was launched in May 2014 as the premier marijuana jobs site for the legal cannabis industry.

Although WeedHire is the central online portal and social media source for job seekers and providers, it is not involved with the growth, sale, or distribution of marijuana.

About WeedHire International (OTCBB: WDHR)

WeedHire International is the parent company of WeedHire.com, a career website specifically targeting employment within the legal cannabis industry.  Our mission is to help our clients hire the most qualified individuals and to help those individuals find the best job opportunities in their respective fields furthering their careers in legal marijuana. WeedHire.com provides job postings for cannabis jobs such as Recommending physicians, Physician's assistants, Growers, Budtenders, Dispensary operators, Security guards, Dispensary administrators, Lighting specialist, Delivery drivers, Lab techs, Marketing specialists, Lawyers, Insurance agents and Government jobs. In addition, the specialized focus of our website benefits those job seekers by helping to ensure that the job opportunities posted by our customers are relevant and attractive to them.

Safe Harbor Statement

This press release contains forward-looking statements that can be identified by terminology such as "believes," "expects," "potential," "plans," "suggests," "may," "should," "could," "intends," or similar expressions. Many forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results or implied by such statements. These factors include, but are not limited to, our ability to comply with the laws, rules and regulations related to medical marijuana, our ability to identify and consummate business combinations, our ability to raise sufficient capital to fund our business, operations and any business combinations, our ability to continue as a going concern, and a limited public market for our common stock, among other risks. AnythingIT Inc.’s future results may also be impacted by other risk factors listed from time to time in its SEC filings. Many factors are difficult to predict accurately and are generally beyond the company's control. Forward-looking statements speak only as to the date they are made and AnythingIT, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made

Company Contact:

David Bernstein
WeedHire.com
daveb@weedhire.com
(201) 475-7301